SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): April 1, 2004

                      NEWALLIANCE BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)

      DELAWARE                     6712                  52-2407114
  (State or other          (Primary Standard         (I.R.S. employer
    jurisdiction of            Industrial              identification
 incorporation or          Classification Code Number)     Number)
       organization)

                           195 Church Street
                      New Haven, Connecticut 06510
                              (203)787-1111




Item 2, 5.  Acquisition or Disposition of Assets; Other Events.

On April 1, 2004, NewAlliance Bancshares, Inc. (the "Company") consummated its initial stock offering, the related mutual-to-stock conversion of New Haven Savings Bank and the acquisitions ("Acquisitions") of Connecticut Bancshares, Inc. ("Connecticut Bancshares"), the holding company for Savings Bank of Manchester, and Alliance Bancorp of New England, Inc. ("Alliance"), the holding company for Tolland Bank. Prior to the completion of the Acquisitions, Connecticut Bancshares Common Stock and Alliance Common Stock had been publicly held and traded respectively on the Nasdaq Stock Market under the ticker symbol "SBMC" and the American Stock Exchange under the ticker symbol "ANE." The Company serves as the stock holding company for New Haven Savings Bank, which as part of its conversion, changed its name to NewAlliance Bank.

As consideration for the Acquisitions, the Company made a cash payment of $52.00 to record holders of Connecticut Bancshares common stock ("CBI Common Stock") for each share of CBI Common Stock held by such shareholders at the close of business on April 1, 2004; issued NewAlliance common stock, par value $.01 per share ("NewAlliance Common Stock") to record holders of Alliance common stock ("Alliance Common Stock"), on the basis of 2.501 shares of NewAlliance Common Stock for each share of Alliance Common Stock, and to eligible persons pursuant to Alliance's stock option and stock compensation plans, in all cases to those Alliance stockholders or plan beneficiaries who elected to receive NewAlliance Common Stock or made no election; made a cash payment of $25.01 to such stockholders and plan beneficiaries who elected to receive NewAlliance Common Stock or made no election and were entitled to receive payments in lieu of fractional shares; and made a cash payment of $25.01 to record holders of Alliance Common Stock who elected to receive a cash payment of $25.01 for each share of Alliance Common Stock held by such Alliance stockholders at the close of business on April 1, 2004. Accordingly, the total merger consideration for the Connecticut Bancshares acquisition was $579,442,916 in cash paid at the closing. In addition, Connecticut Bancshares terminated its stock option and stock compensation plans in connection with the Connecticut Bancshares acquisition and, shortly before the closing, paid the beneficiaries under those plans the difference between the $52.00 merger consideration and the exercise price for each beneficiary's respective options, which amount was $31,171,478 in the aggregate. The total merger consideration for the Alliance acquisition was $191,246.63 in cash and an aggregate of 7,665,092 shares of NewAlliance Common Stock.

The Company obtained the cash portion of the consideration used at the closing of the Acquisitions from the net proceeds of the public offering of its shares of common stock in a subscription offering made to New Haven Savings Bank's depositors. That offering, which was completed on March 11, 2004 and the proceeds from which were finalized and distributed on April 1, 2004, produced gross proceeds and estimated net proceeds of $1,024,937,500, and $1,006,982,384, respectively. On the morning of Friday, April 2, 2004, the NewAlliance Common Stock began trading on the Nasdaq Stock Market under the symbol "NABC".

With the mergers of Savings Bank of Manchester and Tolland Bank with and into New Haven Savings Bank, NewAlliance Bank is now the second largest savings bank and the fifth largest bank in Connecticut with 74 branches.

Additional information regarding the initial stock offering, the related mutual-to-stock conversion of New Haven Savings Bank and the Acquisitions is included in the Company's Final Prospectus dated
February 9, 2004 filed on February 17, 2004 pursuant to Rule 424 (SEC File No. 333-109266).

For further information regarding the consummation of the initial stock offering, the related mutual-to-stock conversion of New Haven Savings Bank and the Acquisitions, please refer to the Company's press release that is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Alliance required by this item have been previously reported to the Securities and Exchange Commission and are contained in Alliance's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 30, 2004 (SEC File No. 001-13405).

The audited consolidated financial statements of Connecticut Bancshares required by this item have been previously reported to the Securities and Exchange Commission and are contained in Connecticut Bancshares' Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 12, 2004 (SEC File No. 000-28389).

(b)  Pro Forma Financial Information.

Pro forma financial information required by this item is not available as of the date of this report on Form 8-K. Pro forma financial information will be filed by amendment as soon as practicable, but in no event later than 60 days after the date that this initial report on Form 8-K must be filed.

(c)  Exhibits.

Exhibit Number       Description

2.1   Third Amended and Restated Plan of Conversion*

2.2 Agreement and Plan of Merger dated as of July 15, 2003 by and among The New Haven Savings Bank, Alliance Bancorp of New England, Inc. and Tolland Bank, as amended by Amendment No. 1 thereto dated as of September 23, 2003**

2.3 Agreement and Plan of Merger dated as of July 15, 2003 by and among The New Haven Savings Bank, Connecticut Bancshares, Inc. and The Savings Bank of Manchester***

99.1  Press Release dated April 1, 2004

*This exhibit is incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No.
333-109266, filed January 16, 2004.

**This exhibit is incorporated by reference from Appendix A of Part I of the Company's Registration Statement on Form S-4, Registration No. 333-109569, filed on October 8, 2003.

***This exhibit is incorporated by reference to the Company's
Transitional Report on Form 10-K filed March 30, 2004.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             NEWALLIANCE BANCSHARES, INC.

                             By:  /s/ Merrill B. Blanksteen
                             ----------------------------------------
                             Merrill B. Blanksteen
                             Executive Vice President
                             and Chief Financial Officer


                             Date:  April 15, 2004



                       EXHIBIT INDEX


       Exhibit Number           Description

       99.1:                    Press Release dated April 1, 2004